EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-268402) pertaining to the Amended and Restated 2022 Incentive Plan of M-Tron Industries, Inc. of our report dated March 30, 2023 relating to the consolidated and combined financial statements of M-Tron Industries, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ PKF O’Connor Davies, LLP

New York, NY

March 30, 2023